UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

Cavco Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 256-6263

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, Fleetwood Homes, Inc. (“Fleetwood Homes”), a subsidiary of Cavco Industries, Inc. (the “Company”), through its newly-formed subsidiary, Palm Harbor Homes, Inc., a Delaware corporation (“Acquisition Co.”), entered into an agreement with Palm Harbor Homes, Inc., a Florida corporation (“Palm Harbor”) and certain of its subsidiaries to purchase substantially all of the assets, and assume specified liabilities, of Palm Harbor, subject to an auction process under Section 363 of the U.S. Bankruptcy Code.  See Note 9 of Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.  On March 1, 2011, Acquisition Co. was selected as the successful bidder in the court auction with a bid of $83.9 million, subject to certain post-closing adjustments.  The bid is subject to bankruptcy court approval and is scheduled to be considered by the court on Friday, March 4, 2011. The Company and Third Avenue Value Fund (“Third Avenue”) each owns 50% of Fleetwood Homes.  If the court approves Acquisition Co.’s bid, the purchase price will be funded by Fleetwood Homes’ cash on hand along with equal equity contributions from the Company and Third Avenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.

By: /s/ James P. Glew
Name: James P. Glew
Title: Secretary

Date: March 2, 2011